UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company ad defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (c) and (d)

On February 8, 2018, World Wrestling Entertainment, Inc., a Delaware corporation (the “Company”) announced the promotion of George A. Barrios and Michelle D. Wilson to Co-President and that they were appointed to the Company’s Board of Directors. Mr. Barrios and Ms. Wilson will continue to report to Vince McMahon, the Company’s Chairman & CEO. Mr. Barrios and Ms. Wilson are expected to be nominated to stand for reelection as directors at the Company’s 2018 Annual Meeting of Stockholders. Mr. Barrios and Ms. Wilson will not receive any compensation for their service as directors other than their compensation as executive officers of the Company.

Further information relating to Mr. Barrios and Ms. Wilson that is responsive to the requirements of Items 5.02 (c) and (d) of Form 8-K is incorporated by reference from the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders, a copy of which was filed with the SEC on March 10, 2017.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

99.1Press Release dated February 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

Dated:	February 8, 2018	By:	/s/ MARK KOWAL
Mark Kowal
SVP, Chief Accounting Officer & Corporate Controller